UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2025

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) of American Water Works Company, Inc., a Delaware corporation (the “Company”), was held on May 14, 2025. An aggregate of 175,129,166 shares, or 89.8% of the Company’s issued and outstanding common stock as of March 17, 2025, the record date for the 2025 Annual Meeting, was represented in person or by proxy at the 2025 Annual Meeting, constituting a quorum. The results of voting at the 2025 Annual Meeting on each of the matters submitted to a vote of the Company’s shareholders thereat are as set forth below.
1.The following eight nominees were elected as directors of the Company for a term expiring at the 2026 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, and received the votes set forth adjacent to their names below:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey N. Edwards	152,961,827	8,397,859	124,494	13,644,986
John C. Griffith	160,289,969	1,066,027	128,184	13,644,986
Laurie P. Havanec	160,778,177	586,721	119,282	13,644,986
Julia L. Johnson	153,594,822	7,705,209	184,149	13,644,986
Patricia L. Kampling	154,858,358	6,508,520	117,302	13,644,986
Karl F. Kurz	151,082,536	10,223,295	178,349	13,644,986
Michael L. Marberry	156,825,199	4,531,669	127,312	13,644,986
Stuart M. McGuigan	160,588,115	770,683	125,382	13,644,986

2.The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Votes
141,839,019	19,141,223	503,938	13,644,986
3.The ratification of the appointment, by the Audit, Finance and Risk Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025, was approved by the following vote:

For	Against	Abstain
154,792,925	20,170,624	165,617
Item 8.01.    Other Events.
Filing of Rate Request with the Kentucky Public Service Commission (the “KPSC”) by Kentucky-American Water Company (“Kentucky American Water”)
On May 16, 2025, Kentucky American Water, a wholly owned subsidiary of the Company, announced that it filed a request with the KPSC to adjust its water rates. As filed, the request seeks aggregate annualized incremental revenues of $26.9 million, excluding infrastructure surcharges of $9.9 million. As provided by statutory authority, Kentucky American Water anticipates that it will put into effect proposed rates on an interim basis seven months after the filing of this case, or December 16, 2025, and the difference between the interim and final approved rates will be subject to refund. The request is based on a proposed return on equity of 10.75% and a proposed capital structure with a common equity component of 52.26% and a debt component of 47.74%. The requested annualized incremental revenue is being driven primarily by approximately $212 million of capital investments completed and planned by Kentucky American Water from February 2025 through December 2026. The request is subject to approval by the KPSC, and the general rate case is expected to be completed by the end of the first quarter of 2026.
A copy of the press release issued by Kentucky American Water on May 16, 2025, has been filed as Exhibit 99.1 hereto and is incorporated herein by reference. References and links to websites and other information contained in this press release are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Current Report on Form 8-K.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K (or the exhibits thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2025, and other filings with the SEC, and additional risks and uncertainties, including with respect to (1) any approval by the KPSC of Kentucky American Water’s request for new water rates; (2) the terms of any settlement agreement or stipulation, and/or order of the KPSC, related to this request; (3) the timing of any implementation of new rates by Kentucky American Water, if approved; (4) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect the Company or Kentucky American Water; (5) the amount and timing of future proposed or anticipated capital expenditures and investments by Kentucky American Water; and (6) other economic, financial, political, business and other factors that may impact or affect the water and wastewater industries generally or the Company or Kentucky American Water specifically.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or Kentucky American Water’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Press Release, dated May 16, 2025, issued by Kentucky American Water.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	May 16, 2025	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer

4